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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Rainbow Technologies, Inc. 2001 Nonstatutory Stock Option Plan of our report dated March 21, 2001, with respect to the consolidated financial statements and schedule of Rainbow Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP

Orange County, California
April 26, 2001